SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                                  March 19, 2010
                                -----------------
                                (Date of Report)

                           ALANCO TECHNOLOGIES, INC.
                           -------------------------
             (Exact name of Registrant as specified in its charter)


                                    0-9437
                                   ---------
                             (Commission File No.)

                    ARIZONA                        86-0220694
         ---------------------------     ---------------------------------
        (State of other jurisdiction(    (IRS Employer Identification No.)



             15575 N 83RD WAY, SUITE 3, SCOTTSDALE, ARIZONA  85260
             -------------------------------------------------------
            (Address of Principal Executive Office)       (Zip Code)


                                 (480) 607-1010
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  ) Written communication pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

(  ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Alanco Appeal of Failure to Satisfy a Continued Listing Rule or Standard.

On March 16, 2010, the Company received a Nasdaq Staff Determination letter indicating that the Company fails to comply with the minimum $1.00 bid price requirement for continued listing as set forth in Nasdaq Listing Rule 5550(a)(2) (the "Rule") and that its securities are, therefore, subject to delisting from the Nasdaq Capital Market at the opening of business on March 25, 2010.

Pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, the Company has elected to appeal the Nasdaq Staff's determination to the Nasdaq Hearings Panel (the "Panel"). Although there can be no assurance that the Panel will grant the Company's request for continued listing, the request for the hearing will stay the delisting of the Company's stock from the Nasdaq Capital Market pending the Panel's decision.

A copy of the press release is attached.

Item 8.01  Other Events

In a separate event, the Company received a Letter of Reprimand dated March 17, 2010 for violation of Nasdaq's voting rights rule (previously discussed in a press release dated February 3, 2010) and policy set forth in Listing Rule 5640 and IM-5640 (collectively, the "Rules") as it pertains to voting rights of Series E Convertible Preferred Stock shareholders. Since the Company acted in a prompt and efficient manner to cure the deficiency after it received notification, Nasdaq's action was limited to a Letter of Reprimand. The potential maximum effect of over voting amounted to less than 1% of eligible votes and did not change the outcome of any proposal considered in the meeting.

Item 9.01

     Exhibit 99.1 March 19, 2010 press release entitled "Alanco Receives NASDAQ Listing Notification And Initiates Formal Appeal Process."


                                   SIGNATURES

Date: March 19, 2010               By:  /s/John A Carlson
                                        -----------------------
                                        Chief Financial Officer